EXHIBIT 10.21

PINEAPPLE ENERGY LLC

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into as of December 16, 2021 by and between Pineapple Energy LLC, a Delaware limited liability company (the “Company”), and Lake Street Solar LLC, a Delaware limited liability company (“Subscriber”).

RECITALS

A.          WHEREAS, the Company, Communication Systems, Inc., a Delaware corporation (“CSI”), Helios Merger Co., a Delaware corporation and a wholly-owned subsidiary of CSI (“Merger Sub”), Subscriber and Randall D. Sampson are parties to that certain Agreement and Plan of Merger, dated as of March 1, 2021 (as amended from time to time, the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”);

C.          WHEREAS, under the terms of the Merger Agreement, the agreed upon amounts due from the Company to Hercules Capital, Inc., a Delaware corporation (“Hercules”), and Subscriber for past expenditures in the amounts of $350,000 and $2,000,000, respectively (collectively, the “Accounts Payable”) must be satisfied prior to the closing of the Merger; and

D.          WHEREAS, subject to and in accordance with the respective terms and conditions of this Agreement, Subscriber has agreed to convert its portion of the Accounts Payable into convertible promissory notes of the Company, effective immediately prior to the consummation of the Merger, and Hercules will sign a corresponding Subscription Agreement on the date hereof.

AGREEMENT

In consideration of the mutual promises contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1.           Subscription. Subject to and in accordance with the respective terms and conditions of this Agreement, in consideration for the full cancellation of $2,000,000 of the Accounts Payable otherwise due from the Company to Subscriber, Subscriber agrees to purchase from the Company, and the Company agrees to sell to Subscriber, in each case immediately effective prior to the consummation of the Merger, a convertible note of the Company (the “Convertible Note”) that will automatically convert into 1,000,000 Class C Units of the Company after issuance of the Convertible Note to Subscriber and immediately prior to the consummation of the Merger (the Class C Units being issued to Subscriber upon conversion of the Convertible Note are hereinafter collectively referred to as the “Units”). Prior to the Closing of the Merger, the Company shall submit the form of Convertible Note to Subscriber for its approval, which approval shall not be unreasonably withheld.

2.           Joinder and Conversion. Upon consummation of this Agreement, Subscriber covenants and agrees (i) to take all actions reasonably requested by the Company to approve and consent to the Merger and the other transactions contemplated by the Merger Agreement, including executing a joinder agreement in substantially the form attached hereto as Exhibit A, (ii) that at the Effective Time (as defined in the Merger Agreement), the Class C Units to be issued to Subscriber upon conversion of the Convertible Note pursuant to Section 1 hereof will automatically convert into the consideration contemplated by Section 2.6(e) of the Merger Agreement, and (iii) upon issuance of the Convertible Note, all rights of Subscriber with respect to the Accounts Payable shall automatically be cancelled, terminated and of no further force or effect. Notwithstanding the foregoing, this Agreement shall automatically terminate and be of no further force and effect without further action of either party hereto upon the termination of the Merger Agreement in accordance with its terms.

3.         Representations and Warranties of Subscriber. In consideration of the Company’s agreement to sell the Units, Subscriber hereby represents and warrants to the Company as follows:

a.         Information About the Company. Subscriber has had an opportunity to ask questions of, and receive answers from, the Company concerning the business, management and financial affairs of the Company and the terms and conditions of the purchase of the Convertible Note and Units contemplated hereby. Subscriber has had an opportunity to obtain any information requested by Subscriber regarding the Company, including information regarding the current financial condition of the Company, as well as any information requested to verify this information. Subscriber has received and carefully reviewed that certain Second Amended and Restated Limited Liability Company Agreement of the Company, effective as of December 1, 2020, as amended, modified, supplemented, or waived (the “LLCA”), that will govern the Company from and after the effective date of this Agreement.

b.         High Degree of Risk. Subscriber understands that the Company has a limited operating history and that its financial projections, if any, are purely speculative. Subscriber realizes that an investment in the Convertible Note and Units involves a high degree of risk, including the risks of receiving no return on the investment and of losing Subscriber’s entire investment in the Company. Subscriber is able to bear the economic risk of investment in the Convertible Note and Units, including the total loss of such investment. The Subscriber acknowledges that Company can make no assurance regarding its future financial performance or as to the future profitability of the Company.

c.         No Market for Units; Restrictions on Transfer. Subscriber realizes that (i) there are substantial restrictions on the transfer of the Units in the LLCA and under applicable law; (ii) there is not currently, and there can be no guarantee that in the future there will exist, a public market for the Units; (iii) the Company has not developed a specific exit strategy for its investors; and (iv) accordingly, for the above and other reasons, Subscriber may not be able to liquidate an investment in the Convertible Note and Units for an indefinite period. Subscriber acknowledges that the Units have not been registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws (the “State Laws”), and agrees that the Units may be sold only pursuant to registration under the Securities Act and State Laws, or, in the sole discretion of the Company, upon receipt by the Company (at Subscriber’s expense) of an opinion of counsel acceptable to the Company that such registration is not required.

d.        Suitability.  Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Convertible Note and Units. Subscriber has obtained, to the extent deemed necessary, Subscriber’s own personal professional advice with respect to the risks inherent in, and the suitability of, an investment in the Convertible Note and Units in light of Subscriber’s financial condition and investment needs. Subscriber believes that the investment in the Convertible Note and Units is suitable for Subscriber based upon Subscriber’s investment objectives and financial needs, and Subscriber has adequate means for providing for Subscriber’s current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Convertible Note and Units. Subscriber understands that no federal or state agency has made any finding or determination as to the fairness for investment, nor any recommendation or endorsement, of the Convertible Note and Units. Subscriber acknowledges that neither the Company nor its professional advisors has or will provide Subscriber with investment, business, legal, tax or other advice with respect to Subscriber’s investment in the Units.

e.        Investment Intent.  Subscriber has been advised that the Convertible Note and Units are not being registered under the Securities Act or the relevant State Laws, but are being offered and sold pursuant to exemptions from such laws and that the Company’s reliance upon such exemptions

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is predicated in part on Subscriber’s representations to the Company as contained herein. Subscriber represents and warrants that the Convertible Note and Units are being purchased for Subscriber’s own account and for Subscriber’s investment and without the intention of reselling or redistributing the same, that Subscriber has made no agreement with others regarding any of such Convertible Note and Units, and that Subscriber’s financial condition is such that it is not likely that it will be necessary to dispose of any of the Convertible Note and Units in the foreseeable future. Subscriber is aware that there is no market for the Convertible Note and Units and that it is likely that such a market will never develop. Accordingly, it is unlikely that Subscriber will be able to liquidate an investment in the Company in case of an emergency or for any other reason. Subscriber is aware that, in the view of the Securities and Exchange Commission, a purchase of the Convertible Note and Units with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Convertible Note and Units and for which the Convertible Note and Units were pledged as security, would represent an intent inconsistent with the representations set forth above. Subscriber further represents and agrees that if, contrary to the foregoing stated intentions, Subscriber should later desire to dispose of or transfer any of the Convertible Note and Units in any manner, Subscriber will not do so without first obtaining (i) the opinion of counsel satisfactory to the Company that such proposed disposition or transfer lawfully may be made without the registration of the Units pursuant to the Securities Act and applicable State Laws, or (ii) such registration (it being expressly understood that the Company shall not have any obligation to register such Convertible Note or Units for such purpose).

f.          Residence.  The office of Subscriber in which its investment decision was made is located at the address or addresses of Subscriber set forth on the signature page hereto.

g.           Tax Liability.

i.           Subscriber has reviewed with Subscriber’s own tax advisors the federal, state, local and foreign tax consequences of an investment in the Convertible Note and Units and the transactions contemplated by this Agreement, and has and will rely solely on such advisors and not on any statements or representations of the Company or any of its agents. Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

ii.          Under penalties of perjury, Subscriber certifies that (a) the number shown on the signature page below is Subscriber’s correct social security or taxpayer identification number and (b) Subscriber is not subject to back-up withholding either because Subscriber has not been notified that Subscriber is subject to back-up withholding as a result of a failure to report all interest and dividends, or because the Internal Revenue Service has notified Subscriber that Subscriber is no longer subject to back-up withholding.

h.          Limitation Regarding Representations. Except as set forth in this Agreement, no representations or warranties have been made to Subscriber by the Company or any agent, employee, officer, director or affiliate of the Company, and in entering into this transaction, Subscriber is not relying on any information, other than that contained herein and the results of independent investigation by Subscriber. Subscriber agrees that it is not relying on any oral or written information not expressly included in this Agreement, including but not limited to the information which has been provided by the Company, its officers, its directors, or any affiliate of any of the foregoing.

i.            Withdrawal.  Subscriber realizes that Subscriber will not be allowed to withdraw Subscriber’s investment for any reason after the Company accepts Subscriber’s subscription. Subscriber acknowledges an investment in the Units should be considered a long-term investment.

j.            No Brokers. Subscriber has not retained any broker in connection with the transactions contemplated by this Agreement. Subscriber represents and warrants that the Company will

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not have any obligation to pay any broker’s, finder’s, investment banker’s, financial advisor’s or similar fee in connection with this Agreement or the transactions contemplated by this Agreement by reason of any action taken by or on behalf of Subscriber.

4.         Accredited Status. Subscriber represents and warrants that Subscriber is an accredited investor as defined in Regulation D promulgated under the Securities Act. Specifically, Subscriber represents and warrants that it is a corporation with total assets in excess of $5,000,000. The information provided under this section is required in connection with the exemptions from the Securities Act and the State Laws being relied on by the Company with respect to the offer and sale of the Convertible Note and Units. The undersigned Subscriber agrees to furnish any additional information which the Company or its legal counsel deem necessary to verify the responses set forth below.

5.            Holding Status. Subscriber desires that the Convertible Note and Units be held as set forth on the signature page hereto.

6.            [Reserved]

7.            Miscellaneous.

a.           Survival of Representations and Warranties; Indemnification. Subscriber understands the meaning and legal consequences of the agreements, representations and warranties contained herein, agrees that such agreements, representations and warranties shall survive and remain in full force and effect after the execution hereof and payment for the Convertible Note and Units, and further agrees to indemnify and hold harmless the Company and each current, former and future officer, director, member, managing member, manager, employee, representative, and agent of the Company from and against any and all loss, damage or liability due to, or arising out of, a breach of any agreement, representation or warranty of the undersigned Subscriber contained herein.

b.          No Assignment or Revocation; Binding Effect. Neither this Agreement, nor any interest herein, shall be assignable by Subscriber without the prior written consent of the Company. Except as otherwise set forth above, Subscriber hereby acknowledges and agrees that Subscriber is not entitled to cancel, terminate or revoke this Agreement and that it shall survive the death, incapacity or bankruptcy of Subscriber. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

c.             Remedies. Subscriber acknowledges that the Company may not have an adequate remedy at law in the event of any breach of this Agreement by Subscriber and, therefore, the Company will be entitled, in addition to any other available remedies, to injunctive and/or other equitable relief to prevent or remedy a breach of this Agreement and to reasonable attorneys’ fees and other costs actually incurred by the Company in commencing suit or taking other action to enforce the terms and conditions of this Agreement.

d.            Modifications.  This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by Subscriber and the Company. No delay or failure of the Company in exercising any right under this Agreement will be deemed to constitute a waiver of such right or of any other rights.

e.             Entire Agreement. This Agreement and the schedules hereto are the entire agreement between the parties with respect to the subject matter hereto and thereto. This Agreement, including the schedules and signature pages hereto, supersedes any previous oral or written communications, representations, understandings or agreements with the Company or with any officers, directors, employees, agents or other representatives of the Company.

f.             Severability.  In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable in any jurisdiction, such paragraph or provision shall, as to that jurisdiction, be adjusted and reformed, if possible, in order to achieve the intent of the parties, and if

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such paragraph or provision cannot be adjusted and reformed, such paragraph or provision shall, for the purposes of that jurisdiction, be voided and severed from this Agreement, and the entire Agreement shall not fail on account thereof but shall otherwise remain in full force and effect.

g.            Governing Law.  This Agreement shall be governed by, subject to, and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles.

h.           Jurisdiction and Venue. Subscriber and the Company consent to jurisdiction of the courts in the State of Minnesota for the purpose of resolving all issues of law, equity, or fact, arising out of or in connection with this Agreement. Any action involving claims of a breach of this Agreement may be brought in such courts. Subscriber and the Company consent to personal jurisdiction in the state and federal courts of Minnesota and hereby waive any defense of lack of personal jurisdiction. Venue, for the purpose of all such suits, will be in the State of Minnesota. SUBSCRIBER HEREBY AGREES TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE LLCA.

[Signature Page Follows]

Subscription Agreement – Pineapple Energy LLC	Page 5

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Subscriber hereby agrees that by signing this Agreement, and upon acceptance hereof by the Company, that the terms, provisions, obligations and agreements of this Agreement shall be binding upon Subscriber and such terms, provisions, obligations and agreements shall inure to the benefit of and be binding upon Subscriber and its successors and assigns.

Subscriber:

LAKE STREET SOLAR LLC By: Northern Pacific Growth Investment Partners, L.P. Its: Managing Member By: Northern Pacific Group GP I, LLC Its: General Partner

By:	/s/ Scott Honour
Name: Scott Honour Its: President

The Company hereby accepts the subscription evidenced by this Subscription Agreement:

Pineapple Energy LLC

By:	/s/ Kyle Udseth
Name:	Kyle Udseth
Its:	Chief Executive Officer

Subscription Agreement – Pineapple Energy LLC	Signature Page

SCHEDULE 1

to Subscription Agreement

SUBSCRIPTION SUMMARY

Subscriber	Convertible Note	Aggregate Purchase Price
Lake Street Solar LLC	$2,000,000	The cancellation of accrued accounts payables owed by the Company to Subscriber in the amount of $2,000,000.

Exhibit A

Form of Joinder Agreement for the Merger Agreement

See attached.

JOINDER AGREEMENT FOR HOLDERS OF CLASS B UNITS, CLASS C UNITS AND
COMPANY CONVERTIBLE NOTES

THIS JOINDER AGREEMENT (“Joinder Agreement”) is entered into as of [●], 2021, by and between COMMUNICATIONS SYSTEMS, INC., a Delaware corporation (“Parent”), and the undersigned (“Member”).

RECITALS

A.          Parent, Helios Merger Co., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Pineapple Energy LLC, a Delaware limited liability company (the “Company”), Lake Street Solar LLC, a Delaware limited liability company, as the Members’ Representative (the “Members’ Representative”), and Randall D. Sampson, as the Shareholders’ Representative, have entered into an Agreement and Plan of Merger, dated as of March 1, 2021 (the “Merger Agreement”), which provides (subject to the terms and conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

B.          Member is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of certain Units or Company Convertible Notes of the Company.

C.          In the Merger, each outstanding Unit and Company Convertible Note is to be converted into the right to receive the consideration set forth in the Merger Agreement.

D.          Member is entering into this Joinder Agreement in order to cause the Merger to be consummated.

AGREEMENT

The parties to this Joinder Agreement, intending to be legally bound, agree as follows:

SECTION 1.       CERTAIN DEFINITIONS

For purposes of this Joinder Agreement:

(a)          Capitalized terms used but not otherwise defined in this Joinder Agreement have the meanings assigned to such terms in the Merger Agreement.

(b)         Member shall be deemed to “Own” or to have acquired “Ownership” of a security if Member: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(c)         A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, assigns, encumbers, grants an option or Encumbrance with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment relating to the sale of, pledge of, Encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

SECTION 2.        RESTRICTIONS ON SECURITIES

2.1        Member shall not, directly or indirectly, cause or permit any Transfer of any of the Units or Company Convertible Notes Owned by Member, or enter into any agreement relating thereto, without the prior written consent of Parent. Notwithstanding the foregoing, if Member is an individual, nothing herein shall prohibit Member from causing or permitting any of the following Transfers of Units or Company Convertible Notes: (a) to any member of Member’s immediate family or to a trust for the benefit of Member or any member of Member’s immediate family; or (b) upon the death of Member; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing to be bound by all of the terms of this Joinder Agreement and delivers a copy thereof to Parent.

2.2         Member shall not, without the prior written consent of Parent, grant any proxies or powers of attorney with respect to any of the Units by Member, deposit any Units into a voting trust, or enter into a voting agreement with respect to any Units.

SECTION 3.       BINDING TERMS OF MERGER AGREEMENT AND THIS JOINDER AGREEMENT

3.1         Contingent upon the Closing and effective upon the Effective Time, Member  hereby agrees to be bound by, and to observe and comply with, the provisions of ARTICLE II and Sections 10.1(b) and 11.12 of the Merger Agreement to the extent applicable to Member, as if Member was a party thereto. Without limiting the generality of the foregoing in any way:

(a)         Member hereby expressly agrees to be bound by Member’s indemnification obligations set forth in Section 10.1(b) of the Merger Agreement; and

(b)         Member hereby expressly agrees to the appointment of the Members’ Representative as Member’s true, lawful and exclusive agent and attorney-in-fact for and in such Person’s name, place, and stead and for its use and benefit, to prepare, execute, certify, acknowledge, swear to, file, deliver, or record any and all agreements, instruments or other documents, and to take any and all actions, that are within the scope and authority of the Members’ Representative as set forth in Section 11.12 of the Merger Agreement.

SECTION 4.       RELEASE

4.1        Release. By execution and delivery of this Joinder Agreement, effective upon the Closing, Member, on Member’s own behalf and on behalf of each of Member’s agents, trustees, beneficiaries, Affiliates, heirs, successors, assigns, members and partners (collectively, the “Member Group”), hereby unconditionally, irrevocably and forever waives, releases and discharges the Company, Parent, Merger Sub, the Surviving Company and their respective successors and assigns, and their respective present and former directors, members, officers, managers, equityholders, employees, Affiliates, agents and other representatives (collectively, the “Releasees”) from any and all rights, claims, demands, damages, causes of action, liabilities and obligations of any kind or nature whatsoever (a “Claim”), whether in Member’s capacity as a member, manager, officer, director or employee of the Company or any of its Affiliates or otherwise (including in respect of any rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising under any agreement or understanding (other than as described in the proviso to this sentence), in tort or otherwise at law or equity that Member ever had, now has or ever may have or claim to have against or with respect to the Releasees, provided, however, that the foregoing shall not constitute a waiver or release of (a) any rights of Member arising under the Merger Agreement or any document or instrument executed and delivered in connection with the Merger Agreement, including the Pre-Closing Acquisition Agreement; (b) any rights of Member arising under any employment agreements or arrangements with any of the Releasees, including any amounts owed to any Member in connection with such Member’s employment or any benefits owed to the Member; (c) any rights of any Person in the Member Group arising under the indemnification provisions of the governance documents of the Releasees; (d) any amounts owed to the Member Group by the Releasees under any indebtedness, including the Permitted Indebtedness, any working capital loan agreement, or any Pre-Closing Financing; or (e) any of the items set forth in Exhibit A hereto, if any. Member agrees that Member shall not (and that such Member shall cause any member of the Member Group not to) seek to recover any amounts in connection with any Claims released pursuant to this Section 4.1. In no event shall the Releasees have any liability whatsoever to Member (or any member of the Member Group) for breaches of the representations, warranties, agreements or covenants of any Member or the Company under the Merger Agreement, and Member shall not (and shall cause any member of the Member Group not to) in any event seek contribution from the Releasees in respect of any payments required to be made by Member pursuant to the Merger Agreement, except as otherwise set forth in the Merger Agreement. With respect to any indemnification claim brought by an Indemnified Party against Member under Article X of the Merger Agreement, Member expressly waives any right of subrogation, contribution, advancement, indemnification or other claim against the Releasees with respect to any amounts owed by Member pursuant to Article X of the Merger Agreement.

4.2       Further Assurances. Member: (a) represents and warrants that Member has taken all actions necessary or appropriate to give full effect to the release given by Member (on Member’s behalf and on behalf of the Member Group) in this Joinder Agreement; (b) represents and warrants that Member has not assigned any Claim or potential Claim against any of the Releasees to any third party; and (c) agrees that Member shall execute and deliver (and cause the Member Group to execute and deliver) to the Releasees such instruments and other documents, and shall take (and cause all members of the Member Group to take) such other actions, as Parent may reasonably request for the purpose of carrying out or evidencing the release given by Member (on Member’s behalf and on behalf of the Member Group) in this Joinder Agreement.

4.3       Unknown Claims. Member: (a) represents, warrants and acknowledges that Member: (i) has been fully advised by Member’s attorney of any rights that Member may have under any statute or common law limiting the release of Claims that Member may not know or suspect to exist in Member’s favor at the time of executing this Joinder Agreement and the release given hereby, in any applicable jurisdiction; and (ii) understands the implications thereof; and (b) hereby expressly waives the benefits thereof and any rights that Member may have thereunder.

SECTION 5.       WAIVERS

5.1        Waiver of Appraisal and Dissenters’ Rights. Member hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that Member or any other Person may have by virtue of, or with respect to, any Units by Member.

5.2         Other Waivers. Member, on its behalf and on behalf of each of the Member Group, hereby waives any and all rights to contest or object to the execution and delivery of the Merger Agreement, the actions of the Company’s board of managers in approving and recommending the Merger, the consummation of the Merger and the other transactions provided for in the Merger Agreement, or to seek damages or other legal or equitable relief in connection therewith. Contingent upon the Closing and effective upon the Effective Time, Member hereby agrees to waive any rights of first refusal, preemptive rights, rights to notice, rights of co-sale, registration rights, information rights or any similar rights that Member may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger, except pursuant to the transactions contemplated by the Merger Agreement. From and after the Effective Time, Member’s right to receive a portion of the Stock Consideration on the terms and subject to the conditions set forth in the Merger Agreement shall constitute Member’s sole and exclusive right against the Company, the Surviving Company and Parent in respect of Member’s Ownership of Units or Company Convertible Notes or status as an equityholder or debtholder of the Company or any agreement or instrument with the Company pertaining to Units or Company Convertible Notes by Member or Member’s status as an equityholder or debtholder of the Company.

SECTION 6.       REPRESENTATIONS AND WARRANTIES OF MEMBER

Member hereby represents and warrants to Parent, Merger Sub and the Surviving Company as follows:

6.1        Authorization; Binding Obligation. The execution and delivery by Member of this Joinder Agreement, and the performance of its obligations hereunder: (i) if Member is a corporation, has been duly and validly authorized by all necessary corporate action on the part of Member and (ii) if Member is a limited liability company, has been duly and validly authorized by all necessary limited liability company, and no other corporate or other proceedings on the part of the Member are necessary to authorize this Joinder Agreement. If Member is an individual, Member has the requisite power, authority and capacity to execute this Joinder Agreement and perform its obligations hereunder. This Joinder Agreement has been duly and validly executed and delivered by Member, and this Joinder Agreement constitutes a legal, valid and binding obligation of Member enforceable against Member in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

6.2        Due Organization, Good Standing and Corporate Power. If Member is not an individual, Member is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. If Member is not an individual, Member has the requisite organizational power to hold the Units or Company Convertible Notes held by such Member as set forth under the heading “Units Held of Record” or “Note Holdings,” as applicable, on the signature page hereof.

6.3        No Violation. The execution and delivery by Member of this Joinder Agreement does not, and the performance of this Joinder Agreement will not, (a) conflict with or violate the constitutive documents of Member, (b) conflict with or violate in any material respects any Law applicable to Member, or by which its material properties or assets are bound or affected, (c) result in any material breach or material violation of, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair any of Member’s material rights or materially alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, Contract, approval or other material instrument or obligation to which Member is a party that would, in each case, adversely affect the business of Member in a material respect, or (d) result in the creation of an Encumbrance on any of the material properties or assets of Member.

6.4        Title to Securities. Member solely owns of record and beneficially and has good and valid title to the Units and Company Convertible Notes set forth under the heading “Units Held of

Record” and “Note Holdings” on the signature page hereof (free and clear of any Encumbrance).

6.5        Finder’s Fees. Member is not obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of the Merger Agreement or in connection with the Merger or any other transaction contemplated by the Merger Agreement that would result in any Liability on the Company, the Surviving Company, or Parent.

6.6        Litigation. There is no Action that is pending, or to the knowledge of the Member, threatened, by, against or affecting such Member that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby and by the Merger Agreement.

SECTION 7. CERTAIN COVENANTS

7.1        Certain Deliveries. In connection with the Merger and pursuant to the Merger Agreement, Member hereby delivers and surrenders herewith any certificate(s) (if any) representing the Units together with any Company Convertible Notes held by Member in exchange for the right to receive the applicable portion of the Stock Consideration, minus any required tax deductions or withholdings, to which Member is entitled under the Merger Agreement, at the times specified therein. Member agrees that, following surrender of all such certificates and Company Convertible Notes and upon the Effective Time, such certificates representing Units and such Company Convertible Notes shall, without further action by Member, be cancelled, terminated and of no further force or effect, and be subject to the terms and conditions of the Merger Agreement. If the Merger Agreement is terminated prior to consummation of the Merger, then such certificates and Company Convertible Notes will be returned to Member at the address set forth herein or by delivery to the Company. In addition to the foregoing, Member agrees to deliver to Parent herewith a completed and signed Form W-9 (or Form W-8, if applicable). Member acknowledges and agrees that it is not entitled to and will not receive the applicable portion of the Stock Consideration, minus any required tax deductions or withholdings, to which Member is entitled under the Merger Agreement, until Member has complied with its obligations under this Section 7.1. Member acknowledges and agrees that upon receipt of the applicable portion of the Stock Consideration, minus any required tax deductions or withholdings, to which Member is entitled under the Merger Agreement in accordance with its terms, Member shall have received all the consideration to which Member is entitled with respect to the Units and Company Convertible Notes submitted with this Joinder Agreement.

SECTION 8. MISCELLANEOUS

8.1        Further Assurances. Prior to the Expiration Time, at every meeting of the members of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written resolution or consent of the members of the Company with respect to any of the following, Member shall vote the Units held by Member in respect of which Member is entitled to vote at any such meeting or in connection with any such written consent (a) in favor of the Merger and the adoption and approval of the Merger Agreement and any transaction contemplated thereby, and (b) against any action that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement or that would reasonably be expected to preclude fulfillment of a condition precedent under the Merger Agreement to the Company’s or Parent’s obligation to consummate the Merger. Upon request, Member agrees to execute and deliver any additional documents deemed by Parent to be reasonably necessary or desirable to complete the delivery and transfer of the Units.

8.2        Entire Agreement. This Joinder Agreement, the Merger Agreement and any other documents delivered by the parties in connection herewith and therewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties relating to the subject matter hereof.

8.3        Amendments. This Joinder Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Member.

8.4        No Third-Party Beneficiaries. This Joinder Agreement is for the sole benefit of the parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties and such successors and assigns, any legal or equitable rights hereunder.

8.5        Assignment. No party hereto shall assign or otherwise transfer this Joinder Agreement or any of its rights hereunder, or delegate any of its obligations hereunder, without the prior written consent of the other parties hereto. Subject to the foregoing, this Joinder Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon the parties hereto, and each of their respective successors, heirs and permitted assigns.

8.6        Waiver. No waiver by any party, whether express or implied, of its rights under any provision of this Joinder Agreement shall constitute a waiver of the party’s rights under such provisions at any other time or a waiver of the party’s rights under any other provision of this Joinder Agreement. No failure by any party to take any action against any breach of this Joinder Agreement or default by another party shall constitute a waiver of the former party’s right to enforce any provision of this Joinder Agreement or to take action against such breach or default or any subsequent breach or default by the other party. To be effective any waiver must be in writing and signed by the waiving party (or such party’s attorney-in-fact).

8.7        Governing Law; Venue; Waiver of Jury Trial.

(a)        This Joinder Agreement shall be governed by the Laws of the State of Minnesota, without giving effect to any choice of law or conflict of law provision or rule that would cause application of the Laws of any jurisdiction other than the State of Minnesota.

(b)        Parent and Member each (i) consents to submit itself to the exclusive personal jurisdiction of the state and federal courts located in Minneapolis, Minnesota (the “Chosen Court”) in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such Chosen Court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court and (d) agrees not to bring any action or proceeding arising out of or relating to this Joinder Agreement in any other court. Parent and Member each waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.11. Nothing in this Section 8.7, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(c)        Each party waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(d)    TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS JOINDER AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS JOINDER AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, AND SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

8.8        Specific Performance. The rights and remedies of the parties hereto shall be cumulative. The transactions contemplated by this Joinder Agreement are unique transactions and any failure on the part of any party to complete the transactions contemplated by this Joinder Agreement on the terms of this Joinder Agreement shall not be fully compensable in damages and the breach or threatened breach of the provisions of this Joinder Agreement would cause the other party hereto irreparable harm. Accordingly, in addition to and not in limitation of any other remedies available to the parties hereto for a breach or threatened breach of this Joinder Agreement each of the parties agrees that, without posting a bond or other undertaking, the parties shall be entitled to seek specific performance of this Joinder Agreement and an injunction restraining any such party from such breach or threatened breach. Each party further agrees that, in the event of any Action for specific performance in respect of such breach or violation, it shall not assert as a defense that a remedy at law would be adequate.

8.9        Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “herein” and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Joinder Agreement rather than any specific Section or Article. The headings contained in this Joinder Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Joinder Agreement. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

8.10      Severability. If any term or other provision of this Joinder Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Joinder Agreement shall nevertheless remain in full force and effect.

8.11     Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given in writing and sufficient if delivered personally or sent by nationally- recognized overnight courier providing evidence of delivery or by registered or certified mail, postage prepaid, return receipt requested, at the following addresses or sent by email:

(a)           if to Member:

at the address set forth on the signature page hereof;

with a copy (which shall not constitute notice) to:

Lake Street Solar LLC

315 East Lake Street, Suite 301

Wayzata, MN 55391

Attention:   Scott Honour

Marcy Haymaker

Email:           shonour@northernpacificgroup.com
                     mhaymaker@northernpacificgroup

(b)           if to Parent:

Communications Systems, Inc.

Attention: Roger H. D. Lacey

10900 Red Circle Drive

Minnetonka, Minnesota 55343

Email: rogerl@commsysinc.com

with a copy (which shall not constitute notice) to:

Ballard Spahr LLP

Attention: Barbara Rummel

                   Peter Jaslow

2000 IDS Center

80 South 8th Street

Minneapolis, MN

55402

Email: rummelb@ballardspahr.com

jaslowp@ballardspahr.com

8.12      Representation by Counsel. Each party hereto acknowledges that it has been advised by legal and any other counsel retained by such party in its sole discretion. Each party acknowledges that such party has had a full opportunity to review this Joinder Agreement, the Merger Agreement and all related exhibits, schedules and ancillary agreements and to negotiate any and all such documents in its sole discretion, without any undue influence by any other party hereto or any third party.

8.13      Construction. The parties have participated jointly in the negotiations and drafting of this Joinder Agreement and in the event of any ambiguity or question of intent or interpretation, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Joinder Agreement.

8.14      Headings. The section headings contained in this Joinder Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Joinder Agreement.

8.15      Counterparts. This Joinder Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of all parties, but all of which counterparts taken together will constitute one and the same agreement. Facsimile and other electronic signatures shall constitute original signatures for all purposes of this Joinder Agreement.

8.16      Termination. This Joinder Agreement shall automatically terminate without further action upon the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms and (b) the written agreement of Member and the Parent to terminate this Joinder Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Joinder Agreement to be executed as of the date first written above.

COMMUNICATIONS SYSTEMS, INC.

By:
Name:
Title:

Signature Page to Joinder Agreement

IN WITNESS WHEREOF, the parties have caused this Joinder Agreement to be executed as of the date first written above.

MEMBER

Signature:

Printed Name:

Address:

Facsimile:

Married: YES	NO	(please circle)

Units Held of Record as	Note Holdings as of the
of the Effective Time*	Effective Time*

*If left blank, Member authorizes the Company to populate with all units, and additional securities based on the books and records of the Company.

Signature Page to Joinder Agreement

CONSENT OF SPOUSE

I acknowledge that I have read the Joinder Agreement (as defined herein) and that I know and understand, and have been fully advised by my attorney with respect to, its contents. As the spouse of Member, I hereby agree that the Units and Company Convertible Notes held by Member and my interest in such Units and Company Convertible Notes, if any, are subject to the provisions of the Joinder Agreement and the Merger Agreement (as defined herein), which I consent to, and will take no action at any time to hinder operation of, the Joinder Agreement and the Merger Agreement, free and clear of any Encumbrances.

SIGNATURE OF SPOUSE:

By:
Printed Name:

Signature Page to Joinder Agreement

Exhibit A

Exceptions to Release

Subscription Agreement – Pineapple Energy LLC	Signature Page